EXHIBIT 99.1

The Joint Corp. Reports 2024 Operating Metrics

- Adjustments Performed in 2024 Grows 9%, Compared to 2023 -
- Receives Letters of Intent for the majority of the Corporate Portfolio in Early January 2025 -

SCOTTSDALE, Ariz., Jan. 16, 2025 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, provided operating metrics for the year ended 2024.

2024 Full Year Operating Highlights

  Performed 14.7 million patient visits, compared to 13.6 million in 2023.
  Treated 957,000 new patients, compared to 932,000 in 2023.
  Increased system-wide sales1 9%, compared to 12% in 2023.
  Delivered comp sales2 of 4% on par with 4% in 2023.
  Sold 46 franchise licenses, compared to 55 in 2023.
  Expanded total clinic count to 967, up from 935 clinics at December 31, 2023.
    Opened 57, refranchised 3, and closed 18 (including 3 relocations) for a total of 842 franchised clinics at December 31, 2024, compared to 800 at December 31, 2023.
    Refranchised 3 and closed 7 (including three non-traditional corporate units on Airforce bases) for a total of 125 company-owned or managed clinics at December 31, 2024, compared to 135 at December 31, 2023.

“Prioritizing the patient experience, our team working alongside franchisees increased patient count, grew comp sales and expanded franchised clinics in 2024, overcoming challenging macroeconomics,” stated Sanjiv Razdan, President and Chief Executive Officer of The Joint Corp. “While completing my first 100-day business immersion, I have spoken to a wide cross-section of stakeholders and gathered valuable data to transform The Joint into a world-class pure-play franchisor in 2025. In early January, in line with our deadline, we received letters of intent (LOIs) to refranchise the majority of the corporate clinic portfolio. We are encouraged by the response and are eager to evaluate the options to ensure we enter into agreements that meet our sales and franchise license criteria. Also, in the first half of the year, we will initiate thoughtful price increases, strengthen our promotions, launch a mobile app and make step-changes to digital marketing to drive new patient count and improve patient retention. On our upcoming conference call, I will review in greater detail our strategic plan to accelerate top-line growth, increase operating leverage and improve profitability.”

Q4 and Year-End 2024 Financial Results Reporting
Management intends to report its fourth quarter and year-end 2024 financial results on Thursday, March 13, 2025, after the market close. President and CEO Sanjiv Razdan and CFO Jake Singleton will hold a conference call at 5:00 p.m. ET that day to discuss the results.

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1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 System-wide comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward looking statements made in this press release include, among others, our plans to transform The Joint into a world-class pure-play franchisor in 2025; our expectation that in the first half of the year, we will initiate thoughtful price increases, strengthen our promotions, launch a mobile app and make step-changes to digital marketing to drive new patient count and improve patient retention; and our strategic plan to accelerate top-line growth, increase operating leverage and improve profitability. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, which has increased our costs and which could otherwise negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance for millions of patients seeking pain relief and ongoing wellness. With over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times "Top 500+ Franchises" and Entrepreneur's "Franchise 500" lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review's "Top Franchise for 2024," "Most Profitable Franchises" and "Top Franchises for Veterans" ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact:
Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact:
Kirsten Chapman, Alliance Advisors Investor Relations, 415-433-3777, thejointinvestor@allianceadvisors.com